Exhibit 99.1


NEWS

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IMMEDIATE RELEASE
FORD MOTOR COMPANY'S SEPTEMBER U.S. SALES DECLINED 9.7%

AMERICA'S BEST-SELLING TRUCK SETS NEW SEPTEMBER SALES RECORD

DEARBORN, MI, October 2, 2001 - U.S. customers purchased or leased 295,215 cars and trucks from Ford, Mercury, Lincoln, Jaguar, Volvo, and Land Rover dealers in September. This represents a decline of 9.7 percent from a year ago. Year-to-date, the company's U.S. sales totaled 2.96 million cars and trucks, down 10.7 percent from last year's record sales.

Ford, America's best-selling brand of cars and trucks, achieved September sales of 248,331, down 8 percent from a year ago. Ford dealers reported record September sales (74,787) for Ford F-Series, America's best-selling truck since 1977. The previous record (73,052) was set in 1986. Ford Mustang posted September sales of 13,919, up 18.1 percent from a year ago. Year-to-date sales for the Ford Escape reached 115,565 as September sales totaled 12,961.

Jaguar posted record September sales of 3,020, up 4.6 percent from a year ago, led by the all-new Jaguar X-TYPE. Volvo posted September sales of 7,714, up 1.3 percent from a year ago, on the strength of the S60, Volvo's all-new mid-size sedan, and the V70 XC sport wagon.

Mercury, Lincoln, and Land Rover had lower sales than a year ago.